                                                                    EXHIBIT 10.6

                                OPTION AGREEMENT

1. GRANT OF OPTION. For and in consideration of the sum of Ten Thousand and 00/100ths Dollars ($10,000.00) (the "OPTION FEE"), the receipt of which is hereby acknowledged, HENRY A. KNETSCH, JR, TRUSTEE UNDER TRUST AGREEMENT DATED 7/21/1988 (the "SELLER"), hereby grants to ILLINOIS RIVER ENERGY, LLC, a Delaware limited liability company (the "BUYER"), the exclusive right and option to purchase, on the terms set forth in this Agreement, the real property located, South of I-88 Interstate and North of Steward Road in Dement Township, Ogle County, Illinois, bearing Parcel Number 25-32-100-007 and tax code number 00446, with approximate legal description of: all that part of the West 1/2 of NW 1/4 of Sect 32, Twp 40N R 2, E. of TPM lying located South of I-88 Interstate and North of Steward Road in Dement Township, Ogle County, Illinois ,containing approximately 48.11 acres m.o.l. and graphically depicted on Exhibit A attached hereto, with the final legal description and acreage to be determined upon completion of the Survey (as defined in paragraph 7 below), together with all improvements located thereon and all easements and rights benefiting or appurtenant thereto (collectively, the "PROPERTY").

                2. PURCHASE PRICE. In the event Buyer elects to exercise the Option, the purchase price of the Property ("PURCHASE PRICE") shall be A FORMULA PRICE BASED ON ACREAGE: the product of (i) the number of acres comprising the Property rounded to the nearest one-hundredth of an acre (1/100th) of an acre (as determined by the Survey) and (ii) $14,500.00 per acre, which Purchase Price shall be payable in the manner provided in paragraph 5 below., and (iii) a lump sum payment of ten (10) times the year 2002 rents for billboard located on subject property.

                3. TERM OF OPTION. This Option shall commence as of the date the last party signs the Option (the "EFFECTIVE DATE") and shall continue to and including next subsequent 365 days (the "OPTION PERIOD").

                4. EXERCISE OF OPTION. This Option, including any extension thereto, may be exercised by Buyer giving written notice to the Seller at the address set forth below either personally, or by certified or registered mail, postage prepaid, return receipt requested, or by reputable overnight courier for next business day delivery. The written notice shall be deemed to be properly served if sent in this manner at any time prior to the expiration of the term of this Option.

                       Henry A. Knetsch, Jr.
                       3106 Reynolds Road
                       Steward, IL 60553

Whether Buyer elects to exercise the Option shall be within the sole and absolute discretion of Buyer.

                5. CONSUMMATION OF SALE. If this Option is exercised, the sale shall be consummated by the Seller, at the time of closing, delivering to the Buyer a duly executed trustee's deed in recordable form (the "DEED") subject only to the following:

                (a) Building and zoning laws, ordinances, state and federal regulations;
                (b) Restrictions of record relating to the use of the Property without effective forfeiture provisions not adversely affecting Buyer's proposed use of the Property for the construction and operation of up to a one hundred million gallon per year ethanol plant (the "PROPOSED USE");
                (c) Utility and drainage easements not adversely affecting the Buyer's Proposed Use;
                (d) Rights of tenant in possession under cash farm lease and billboard sign location lease, and
                (e) All other matters shown in the Commitment which Buyer has elected to waive,

and by the Buyer, at the time of closing, paying to Seller the Purchase Price in immediately available funds less a credit for the Option Fee(s).

                6. TITLE. Within twenty (20) days after the Effective Date, Seller will at Seller's expense, deliver to the Buyer a commitment for an owner's policy of title insurance issued subsequent to the Effective Date (the "COMMITMENT") by a reputable, national title insurance company approved by Buyer and licensed to do business in the State of Illinois (the "TITLE COMPANY") and insuring the Property for the full amount of the Purchase Price. The Commitment shall disclose that Seller has good and marketable title to the Property free and clear of all liens and encumbrances except those exceptions that will be removed by Seller at or prior to closing. Seller shall

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pay the later date of commitment and premium for the owner's title insurance policy (the "TITLE POLICY") at the closing.

                7. SURVEY. Buyer shall at Buyer's expense, obtain an ALTA survey of the Property ("SURVEY") prepared by a registered land surveyor and acceptable to the Title Company for purposes of removing the standard exceptions from the Title Policy and showing all boundary lines, easements, restrictions and encroachments on the Property and containing a recordable legal description for the Property. The Survey shall also certify as to the number of acres comprising the Property rounded to the nearest one hundredth (1/100th) of an acre.

                8. MAINTENANCE OF TITLE AND PROPERTY. During the term of this Option, Seller shall not sell, agree to sell, convey, or otherwise encumber the Property, or any part thereof, or do, or permit to be done, or fail to do, any act or deed to diminish or encumber the title to the Property or Seller's ability to perform its obligations hereunder or otherwise adversely affecting the Buyer's Proposed Use.

                9. APPLICATION OF OPTION FEE(S). In the event Buyer exercises its Option to purchase the Property, and the sale is consummated, the Option Fee(s) shall be credited and applied to the Purchase Price at the time of closing. If the Buyer fails to exercise its Option, the Buyer shall forfeit the Option Fee(s), and Seller, as its sole and exclusive remedy, may retain the Option Fee as a payment for the Option, Seller shall hold the title to the Property free and clear of all interests and claims of Buyer, and neither party will have any further rights or obligations under this Option.

                10. REAL ESTATE TAXES AND OTHER PRORATIONS; CLOSING COSTS. In the event Buyer exercises this Option, all real estate taxes due and payable during the year in which the closing occurs shall be paid by Seller. Real estate taxes becoming a lien during the year in which the closing occurs shall be prorated on a calendar year basis between Seller and Buyer as of the date of closing. Seller agrees to pay all assessments and levies upon the Property becoming due and payable or assessed at or before the closing. Any rentals or other income from the Property shall be prorated between Seller and Buyer as of the date of closing.

        Seller shall pay any real estate transfer tax and any gross income tax payable as a result of the conveyance of the Property contemplated hereby. The closing fee of the Title Company shall be shared equally by the parties. Buyer shall pay the recording fee for the Deed. Each party shall be responsible for its own attorneys' fees.

                11. CLOSING. If the Buyer exercises this Option, the closing shall be held at a time and place mutually agreed to by the parties; provided, however, that the closing shall take place no later than thirty (30) days after the date of the notice to exercise the Option. At the closing, the parties agree to execute a closing statement evidencing the transaction and setting forth the prorations and closing costs for the transaction and to execute such other documents as are customarily signed by sellers and buyers of real estate, for example, but not by way of limitation, title affidavits, property transfer affidavits and documents required by the Title Company.

                12. POSSESSION. Seller shall deliver possession of the Property to Buyer immediately following the closing.

                13. CONDITION OF THE PROPERTY. Prior to the date of closing and the Buyer's possession of the Property, Seller shall remove all of its personal property and effects from the Property. The Property shall be delivered to Buyer free of all debris and other materials.

                14. ACCESS TO PROPERTY. Upon twenty-four (24) hours' advance verbal or written notice to Seller, Buyer and Buyer's representatives shall be allowed access to the Property during the term of this Option, without charge and at all reasonable times, for the purposes of Buyer's inspection, investigation, surveys, tests, studies, environmental assessments, baseline environmental assessments, and environmental or other testing of the Property, which testing and investigation may include, without limitation, soil and groundwater testing and engineering analysis, as Buyer may deem necessary in its sole discretion to determine the suitability of the Property for Buyer's Proposed Use. Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, but not limited to, reasonable attorney fees, resulting from any injuries to persons or damage to property which occur as a result of Buyer or its representatives going upon the Property. Buyer shall pay Seller for verifiable crop damage resulting from Buyer's above mentioned on site activities during 2002 growing season based on acreage formula: the product of

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(i) the number of acres comprising the Property rounded to the nearest one-hundredth of an acre (1/100th) of an acre (as determined by the Survey) and (ii) $425.00 per acre, which shall be payable at the end of Option in event Option is not exercised or at closing in event Option is exercised.

                15.    PHASE ONE; ENVIRONMENTAL LIABILITY. Within forty-five
(45) days after the Effective Date, Seller shall deliver to Buyer a complete history of farm chemicals (whether or not deemed "hazardous chemical" under Community Right to Know Act [42 USC Section 11021(e)(5)], waste management, water runoff from adjacent areas and complete questions contained in Section IV of IRPTA disclosure document, for a phase one environmental assessment for the Property prepared by a qualified environmental contractor approved by Buyer, which shall be prepared at Buyer's cost.

                Buyer shall have no liability or responsibility for any environmental contamination on the Property unless caused by Buyer. Buyer shall not assume any liability or responsibility of Seller for environmental conditions and Hazardous Substances present on, in or under the Property at the time of closing. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, but not limited to, reasonable attorney fees, resulting from any environmental conditions and Hazardous Substances present on, in or under the Property at the time of closing; provided, however, that, Buyer's testing and investigation costs on the Property incurred prior to the date of closing shall be excluded from the foregoing Seller's indemnity.

        As used herein and in paragraph 17 below, the term "HAZARDOUS SUBSTANCES" shall have the same meaning as set forth in 42 U.S.C. Sec. 9601 and any other federal or state statute, regulation or law applicable to any hazardous or toxic waste. The term "Hazardous Substance" shall also include asbestos, PCBs, petroleum products, pesticides, herbicides, fertilizers and other agricultural chemicals, urea formaldehyde and related substances.

                16. SELLER COOPERATION. Seller shall cooperate, during the term of this Option, after exercise of the Option and following the closing, at no out-of-pocket cost to Seller and no charge by Seller to Buyer, in Buyer's attempts to obtain all governmental approvals necessary in Buyer's judgment for Buyer's Proposed Use of the Property, including without limitation zoning, permits and other approvals, and shall execute applications and other documents necessary to apply for and obtain such approvals.

                17.    REPRESENTATIONS.

        (a) Seller represents and warrants that Seller has and will have the full right, power and authority to enter into this Option and to perform its obligations hereunder. Buyer represents and warrants that Buyer has and will have the full right, power and authority to enter into this Option and to perform its obligations hereunder.
        (b) Seller represents and warrants that to the best of its knowledge and belief, Seller has not used the Property for the storage or disposal of any Hazardous Substance, and that Seller has no knowledge or belief that any other person has so used the Property, including Seller not being aware that dumping by members of the public has occurred from time to time upon the Property.
        (c) Seller represents and warrants that Seller is not a "foreign person," "foreign partnership," "foreign trust", or "foreign estate", as those terms are defined in Section 1445 of the Internal Revenue Code.
        (d) Seller represents and warrants that no assessments for public improvements which remain unpaid have been made against the Property and Seller has no notice or knowledge of any planned or contemplated public improvements which may result in special assessments against the Property.
        (e) Seller represents and warrants that to the best of Seller's knowledge and belief, there are no wells or above ground or underground tanks located in, on or under the Property, except for water-well, properly capped and closed, and septic tank from razed farmhouse.
        (f) Seller represents and warrants that there is no action, litigation, investigation, condemnation or proceeding of any kind pending or to the best of Seller's knowledge and belief, threatened against Seller involving all or any part of the Property.
        (g) Seller represents and warrants that the Property is vacant and unoccupied, excluding above mentioned leases for billboard and crop land.

If the Option is exercised, the representations and warranties set forth in this paragraph 17 shall be deemed to be renewed and restated at and as of the closing and shall survive the closing.

                18. COMPUTATION OF TIME. All periods of time referred to in this Option shall include all Saturdays, Sundays and state or national holidays; provided, however that if the date or last day to perform any act or give any notice with respect to this Option shall fall on a Saturday, Sunday, or state or national holiday, such act or notice shall be timely performed if given on the next succeeding day which is not a Saturday, Sunday, state or national holiday. If a notice is given by mail or by reputable overnight courier for next business day delivery, such notice shall be deemed to have been given on the day on which it is sent.

                19. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Option shall not affect the other provisions hereof, and this Option shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                20. MODIFICATIONS. Any modification of this Option between the parties relating in any way to this Option, shall not be binding upon either party unless the same shall be in writing and signed by an authorized representative of each of the respective parties.

                21. ENTIRE AGREEMENT. This Option constitutes the entire agreement among the parties, and contains all the agreements among the parties with respect to the subject matter hereof. This Option supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

                22. BINDING EFFECT. This Option shall be binding upon and shall inure to the benefit of the successors in interest, heirs, personal representatives and assigns of the respective parties hereto.

                23. ASSIGNMENT. Buyer shall have the right to assign this Option.

                24. AGREEMENT TO SURVIVE CLOSING. Except to the extent altered by the documents signed at closing, the agreement of the parties with respect to the matters addressed in this Option shall surviving the closing.

                25. GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and performed in Illinois.

                26. BROKERS. Seller shall be responsible for all brokerage commissions.

                27. MEMORANDUM. A Memorandum of this Option Agreement shall be executed by the parties and recorded at Buyer's option and cost.

                28.    CONFIDENTIALLY NONDISCLOSURE. The attached
Confidentially Nondisclosure Agreement, duly executed by the parties, is made a part hereof.

                [the rest of this page left blank intentionally]

        IN WITNESS WHEREOF, the parties have entered into this Option on the date and year indicated below.


                                   SELLER:

                                   HENRY A. KNETSCH, JR,
                                   TRUSTEE UNDER TRUST AGREEMENT DATED 7/21/1988

Dated  JULY 2, 2002                By:  /s/ Henry A. Knetsch, Jr., Trustee
                                      ----------------------------------------
                                            Henry A. Knetsch, Jr., trustee


                                   BUYER:

                                   ILLINOIS RIVER ENERGY, LLC


Dated  JULY 5, 2002                By:  /s/ Floyd Schultz
                                      ----------------------------------------
                                            Floyd Schultz, President


Dated  JULY 5, 2002                By:  /s/ Greg Marshall
                                      ----------------------------------------
                                            Greg Marshall, Secretary


Prepared by:
Tupy & Tupy, Ltd.
Attorneys At Law
303 E. Hillcrest
DeKalb, IL 6011

                     CONFIDENTIALITY NONDISCLOSURE AGREEMENT

        This Agreement is entered into as of this 5 day of July, 2002, by and between Illinois River Energy, LLC ("Buyer" and/or "IRE"), a Delaware limited liability company with its principal place of business at 4000 North Division, Morris, Illinois 60450 and Henry A. Knetsch, Jr. , a widower ("Seller") with a principal place of business located at 3106 Reynolds Road, Steward, Illinois, 60553

        WHEREAS, Seller and Buyer have entered into discussions and negotiations for an Option Agreement, or are contemporaneously executing an Option Agreement, dated July 5, 2002 for real property located South of I-88 Interstate and North of Steward Road in Dement Township, Rochelle, Illinois, bearing Parcel Number 25-32-100-007 and tax code number 00446, approximate legal description of: all that part of the West 1/2 of NW 1/4 of Sect 32, Twp 40N R 2, E. of TPM lying located South of I-88 Interstate and North of Steward Road in Dement Township, Ogle County, Illinois ,containing approximately 48.11 acres m.o.l. and heretofore and Seller has acquired or will be acquiring information concerning IRE's business activities to develop, construct, own and operate a 40 million gallon dry mill ethanol plant (the "Ethanol Project") in the northern Illinois area (hereinafter referred to as the "Authorized Purpose"), and said information, which includes the terms of any Option Agreement and consideration paid or to be paid pursuant to said Option Agreement, is information that IRE deems proprietary and confidential;

        WHEREAS, IRE wishes to protect its confidential information against any unauthorized use and any unauthorized or uncontrolled disclosure.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which, is hereby acknowledged, IRE and Seller agree as follows:

A. As used throughout this Agreement, the term "Confidential Information" means: (a) the terms of the Option Agreement and consideration paid or to be paid pursuant to said Option Agreement, and (b) information not generally known to third parties and which is proprietary to IRE including information about IRE's Ethanol Project which includes information relating to product strategies, financing strategies, organizational strategies, site location strategies, permitting strategies, design/build and other contract discussions and strategies, technical know-how, trade secret information, financial information, plant specifications, prospective investor lists and strategies, pricing policies, operational methods, marketing information including without limitation strategy, sales, finance and business systems and techniques, business plans, and other business affairs of IRE relating to the Ethanol Project. All information of IRE that is disclosed to Seller or which Seller obtains access, whether originated by Seller or by the Discloser or others, shall be presumed to be Confidential Information.

B. It is understood that unauthorized disclosure or use, whether intentional or unintentional, of any of the Confidential Information would be detrimental to IRE. Accordingly, Seller agrees:

        1. Not to disclose to any third party the terms of said Option Agreement, or consideration paid or to be paid pursuant to said Option Agreement, or the object and scope of the discussions between the parties prior to execution of said Option Agreement, except as required by law or as may be necessary to enforce the terms hereof.

        2. Not to use any of the Confidential Information for any purpose other than for or in connection with the Authorized Purpose.

        3. To maintain all of the Confidential Information in confidence and not to disclose any portion of the Confidential Information to any person or entity not authorized hereunder without the prior written consent of IRE.

        4. That any dissemination of Confidential Information shall be only in connection with the Authorized Purpose, and shall be only to the employees, agents or affiliates of Seller who have a need to know said Confidential Information in order for Seller to carry out proper purposes and responsibilities related to Seller's discussions with IRE and the Authorized Purpose and who have been advised of the confidential nature of such information. Further, that Seller shall cause such employees, agents and affiliates who have access to the Confidential Information to comply with the terms and provisions of this Agreement in the same manner as each party is bound hereby, with Seller remaining responsible for the actions and disclosures of such representatives.

        5. That, whether exercised or not, upon termination of said Option Agreement between the parties or upon IRE's request, all records, any compositions, articles, documents and other items which contain, disclose and/or embody any Confidential Information (including, without limitation, all copies, reproductions, summaries and notes of the contents thereof), regardless of the person causing the same to be in such form, shall be returned to IRE or destroyed by Seller, and Seller will certify that the provisions of this paragraph have been complied with.

C. The obligations pursuant to Section B above shall not apply to information which:

        1. Is or becomes a part of the public domain through no act or omission of Seller;

        2. Shall be made available to Seller on a non-confidential basis by a third party having a right to do so;

        3.  Is disclosed by order of a court of competent jurisdiction; or

        4.  IRE authorizes, in writing, for release.

D. In the event that Seller or its representatives receives a request to disclose all or any part of the Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, the receiving party agrees to:

        1. Immediately notify IRE of the existence, terms and circumstances surrounding such a request, so that is may seek an appropriate protective order and/or waive Seller's compliance with the provisions of this Agreement; and

        2. If disclosure of such Confidential Information is required in the opinion of Seller's counsel, to the extent possible cooperate with IRE in obtaining reliable assurances that confidential treatment will be accorded to the disclosed Confidential Information.

E. The parties hereto acknowledge that the Confidential Information is the property of IRE and the disclosure of the Confidential Information to Seller does not convey any right, title or license in the Confidential Information to Seller. Seller shall not appropriate the Confidential Information to its own use or to the use of any third party and shall only use the Confidential Information for the exclusive benefit of IRE except to the extent otherwise authorized in writing by IRE.

F. It is further understood and agreed that no failure or delay by IRE in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

G. The termination of the discussions or relationship or Option Agreement between the parties shall not relieve Seller or its employees, agents or affiliates of the obligations of nonuse or nondisclosure hereunder or the obligation to return or destroy certain materials.

H. The parties agree that money damages would not be sufficient remedy for any breach of this Agreement, and the non-breaching party shall be entitled to enforce this Agreement by injunctive and other available relief, including without limitation specific performance.

I. This Agreement shall be governed by, construed, and interpreted in accordance with the substantive laws of the State of Delaware. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the receiving party and rights of the disclosing party expressed herein shall be in addition to, and not in limitation of, those provided by applicable law. This Agreement may be modified or waived only by a separate writing by Seller and IRE expressly so modifying or waiving such. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. References to IRE and Seller shall be deemed to include each of their affiliates, if any. Any disputes arising out of this Agreement shall be venued in federal or state district court in the City of Chicago, State of Illinois, and each party hereby consents to the jurisdiction of such court. This Agreement shall be binding upon the parties hereto and their successors and assigns.

        IN WITNESS WHEREOF, the parties acknowledge their agreement to the foregoing as of the date first set forth above by execution of the Agreement by their respective authorized representatives.

BUYER;                                        SELLER:
ILLINOIS RIVER ENERGY, LLC                    HENRY A. KNETSCH, JR


  /s/ Floyd Schultz                             /s/ Henry A. Knetsch, Jr.
---------------------------------             --------------------------------
By (signature)                                By (signature)


  Floyd Schultz                               Henry A. Knetsch, Jr.
---------------------------------             --------------------------------
Name of Signatory                             Name of Signatory

  President                                     Trustee
---------------------------------             --------------------------------
Title                                           Title

  July 5, 2002                                  July 2, 2002
---------------------------------             --------------------------------
Date                                          Date

Prepared by:
Tupy & Tupy, Ltd.
Attorneys At Law
303 E. Hillcrest
DeKalb, IL 60115

Prepared by
And Return to:

Tupy & Tupy, Ltd.
Attorneys At Law
303 E. Hillcrest
DeKalb, IL 60115


================================================================================
                              MEMORANDUM OF OPTION

Notice is Given That on the 5th day of July, 2002,

                   HENRY A. KNETSCH, JR. a widower
                   3106 Reynolds Road
                   Steward, Illinois, 60553

and

                   ILLINOIS RIVER ENERGY, LLC, ("the Buyer")
                   400 N. Division Street
                   Morris, IL 60450
                            Attn: Vince McCabe

executed an Agreement for the exclusive right and option to purchase, on the terms set forth in said Agreement, the real property located South of I-88 Interstate and North of Steward Road in Dement Township, Ogle County, Illinois, bearing Parcel Number 25-32-100-007 and tax code number 00446, with approximate legal description of: all that part of the West 1/2 of NW 1/4 of Sect 32, Twp 40N R 2, E. of TPM lying located, South of I-88 InterstaTe and North of Steward Road in Dement Township, Ogle County, Illinois ,containing approximately 48.11 acres m.o.l. and graphically depicted on Exhibit A attached hereto,

Any and All persons making inquiries or having interests in or to said land are hereby directed to contact the Buyer at above address.

In Witness Whereof, the parties have executed this Memorandum on the day and year first above written.

                                     SELLER:

                                     HENRY A. KNETSCH, JR.

                                      /s/ Henry A. Knetsch, Jr.
                                     --------------------------------
                                            Henry A. Knetsch, Jr.

                                     BUYER:

                                     ILLINOIS RIVER ENERGY, LLC

Dated JULY 5, 2002                   By: /s/ Floyd Schultz
                                        --------------------------------------
                                             Floyd Schultz, President

Dated JULY 5, 2002                   By: /s/ Greg Marshall
                                        --------------------------------------
                                             Greg Marshall, Secretary

STATE OF ILLINOIS)
COUNTY OF DEKALB)
I, the undersigned Notary Public in, and for said County and State aforesaid, Do Hereby Certify that Floyd Schultz, holding the office of President and Gregg Marshall, holding the office of Secretary, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, as such President and Secretary, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth, and said Secretary did also then and there acknowledge that he/ she as custodian of the corporate seal of said limited liability company did affix the said corporate seal of said limited liability company to said instrument as his/ her own free and voluntary act, and as the free and voluntary act of said limited liability company for the uses and purposes therein set forth. Given under my hand and notarial seal this 5th day of July, 2002

                                     /s/ Janis M. Tupy                 [SEAL]
                                   ------------------------------------
                                             [signature]
                                     Janis M. Tupy
                                   ------------------------------------
                                             [print name]
[stamp]                            my commission expires: 6-30-2006
                                                         --------------

STATE OF ILLINOIS)
COUNTY OF OGLE)
I, the undersigned Notary Public in, and for said County and State aforesaid, Do Hereby Certify that
                          HENRY A. KNETSCH, JR., a widower
personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act, for the uses and purposes therein set forth, including the release and wavier of the right of homestead.
Given under my hand and notarial seal this 2nd day of July, 2002

                                     /s/ Nancy A. Flynn                [SEAL]
                                   ------------------------------------
                                             [signature]
                                     Nancy A. Flynn
                                   ------------------------------------
                                             [print name]
[stamp]                            my commission expires: 9-25-2005
                                                         --------------

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